UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —December 13, 2006

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

On December 13, 2006, Assured Guaranty Ltd. (the “Assured Guaranty”) and Assured Guaranty U.S. Holdings Inc.  (“Holdings”), a wholly owned subsidiary of Assured Guaranty, entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters relating to the public offering $150,000,000 in aggregate principal amount of Holdings’ 6.40% Series A Enhanced Junior Subordinated Debentures due on December 15, 2066 (the “Debentures”), as described in the prospectus supplement dated December 13, 2006 filed pursuant to Assured Guaranty’s shelf registration statement on Form S-3 (Registration No. 333-125382).

The Debentures will be issued under the Indenture, dated as of December 1, 2006 (the “Indenture”), entered into among Holdings, Assured Guaranty and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Subordinated Indenture, dated as of December 20, 2006 (the “Supplemental Indenture”), entered into among Assured Guaranty, Holdings and the Trustee.

A copy of the Underwriting Agreement, the Indenture and the First Supplemental Indenture are attached as exhibits to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

See Index of Exhibits included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assured Guaranty Ltd.

By:	/s/ James M. Michener
	Name:	James M. Michener
	Title:	General Counsel and Secretary

DATE:  December 20, 2006

INDEX OF EXHIBITS

Exhibit No.	Document Description
1.1

Underwriting Agreement, dated December 13, 2006, entered into among Assured Guaranty Ltd., Assured Guaranty U.S. Holdings Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed therein.

4.1	Indenture, dated as of December 1, 2006, entered into among Assured Guaranty Ltd., Assured Guaranty U.S. Holdings Inc. and The Bank of New York, as trustee.
4.2	First Supplemental Subordinated Indenture, dated as of December 20, 2006, entered into among Assured Guaranty Ltd., Assured Guaranty U.S. Holdings Inc. and The Bank of New York, as trustee.